UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 18, 2008

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MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue
New York, New York 10022
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, Medis Technologies Ltd. (the “Company”) and Israel Fisher agreed that as of December 1, 2008, Mr. Fisher will cease to be employed with the Company and its subsidiaries, and that Mr. Fisher will provide consulting services to the Company and its subsidiaries from time to time commencing after December 1, 2008. Mr. Fisher’s employment agreement with the Company will terminate as of December 1, 2008. Mr. Fisher is the Company’s Senior Vice President-Finance and Chief Financial Officer as well as the Chief Financial Officer of Cell Kinetics Ltd., Medis’ majority-owned indirect subsidiary.

On November 18, 2008, Jacob S. Weiss announced that he will be leaving the Company and its subsidiaries as of December 1, 2008 and will be pursuing other opportunities. Mr. Weiss is expected to continue as a consultant to the Company related to strategic transactions. Mr. Weiss’s employment agreement with the Company will terminate as of December 1, 2008. Mr. Weiss is the Company’s Executive Vice President and a director as well as the Chairman of Cell Kinetics Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008
MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Name: Jose Mejia
Title: President and Chief Executive Officer